UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 10, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

             On April 9, 2007, Cummins Inc. distributed to shareholders of record as of March 26, 2007, one share of stock for each share owned on the record date, thus completing the previously announced two-for-one stock split of its Common Stock, par value $2.50 per share, which was approved by the Cummins Board of Directors on March 8, 2007.  Information regarding the impact of the stock split on previously reported shares outstanding and earnings per share in connection therewith is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Weighted average common shares outstanding and earnings per share information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

Following is the historical basic and diluted weighted-average common shares outstanding and the historical basic and diluted earnings per share as adjusted to give effect to the two-for-one stock split:

	Years ended December 31,
	2006	2005	2004	2003	2002
	Shares in millions
Weighted-average common shares outstanding:
Basic	95.3	88.5	84.4	78.6	77.3
Diluted	101.6	102.2	98.4	79.0	77.6
Earnings per share before cumulative effect of change in accounting principles:
Basic	$7.51	$6.21	$4.15	$0.69	$1.03
Diluted	7.10	5.51	3.69	0.68	1.03
Earnings per share:
Basic	$7.51	$6.21	$4.15	$0.64	$1.07
Diluted	7.10	5.51	3.69	0.64	1.07

	2006
	Q1	Q2	Q2 YTD	Q3	Q3 YTD	Q4
	Shares in millions
Weighted-average common shares outstanding:
Basic	88.7	91.5	90.1	100.7	93.6	100.2
Diluted	102.0	101.7	101.8	101.5	101.7	101.1
Earnings per share:
Basic	$1.52	$2.40	$3.94	$1.70	$5.62	$1.89
Diluted	1.35	2.19	3.54	1.69	5.23	1.87

	2005
	Q1	Q2	Q2 YTD	Q3	Q3 YTD	Q4
	Shares in millions
Weighted-average common shares outstanding:
Basic	87.9	88.2	88.1	88.8	88.3	89.0
Diluted	101.7	101.9	101.8	102.5	102.0	102.7
Earnings per share:
Basic	$1.10	$1.60	$2.70	$1.64	$4.34	$1.87
Diluted	0.98	1.42	2.40	1.45	3.85	1.66